The Order of the Court is stated below:
Dated:	July 14, 2020 10:35:14 AM	/s/ ROYAL I HANSEN District Court Judge

ROBERT T. SPJUTE, ESQ. (13866)

SHUMWAY VAN

8 East Broadway, Suite 550

Salt Lake City, Utah 84111

Phone: (801) 478-8080

Fax: (801) 478-8088

tee@shumwayvan.com

Attorneys for Defendants

IN THE THIRD JUDICIAL DISTRICT COURT IN AND FOR SALT LAKE COUNTY, STATE OF UTAH

ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership, Plaintiff, vs. GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation, Defendant.	ORDER DENYING PLAINTIFF ILIAD RESEARCH AND TRADING, L.P.’S MOTION FOR TEMPORARY RESTRAINING ORDER, PRELIMINARY INJUNCTION AND PREJUDGMENT WRIT OF ATTACHMENT Case No.: 200903161 Judge: Royal I. Hansen

This matter comes before the Court on Plaintiff’s Motion for Temporary Restraining Order, Preliminary Injunction, and Prejudgment Writ of Attachment (the “Motion”). A hearing was held on June 25, 2020 (the “Hearing”), wherein Plaintiff Iliad Research and Trading, L.P. (“Plaintiff”) was represented by Jeremy C. Reutzel, Defendant Generex Biotechnology Corporation (“Defendant”) was represented by Robert T. Spjute, potential intervenor Auctus Fund, LLC was represented by Brian M. Rothschild and potential intervenor Discover Growth The Order of the Court is stated below: Dated: July 14, 2020 /s/ ROYAL I HANSEN 10:35:14 AM District Court Judge July 14, 2020 10:35 AM 1 of 6 Fund, LLC (collectively with Auctus Fund, LLC “Potential Intervenors”) was represented by R. Jeremy Adamson. After reviewing the briefing by both sides and the arguments raised at the Hearing, the Court makes the following ORDER:

ORDER

It is hereby ORDERED that the Plaintiff’s request for temporary restraining order is DENIED.

It is FURTHER ORDERED that the Court’s hold in place order entered on May 29, 2020 is WITHDRAWN and DISSOLVED and is SUBSTITUTED by this Order. This Order is based on the following:

RULING

Pursuant to Rule 65A(e) an applicant for a temporary restraining order or preliminary injunction must show the following:

(e)(1) The applicant will suffer irreparable harm unless the order or injunction issues;

(e)(2) The threatened injury to the applicant outweighs whatever damage the proposed order or injunction may cause the party restrained or enjoined;

(e)(3) The order or injunction, if issued, would not be adverse to the public interest; and (e)(4) There is a substantial likelihood that the applicant will prevail on the merits of the underlying claim, or the case presents serious issues on the merits which should be the subject of further litigation.

After reviewing the briefing and arguments raised in the Hearing, it is the Court’s determination that the balance of threatened injury weighs against the issuance of a temporary restraining order. The balance weighs against entering a temporary restraining order based on Defendant’s ability to continue as an ongoing concern due to the current COVID-19 pandemic. Some examples that July 14, 2020 10:35 AM 2 of 6 the Court relies on are that Defendant has seen a reduction in surgeries performed in VA hospitals which has affected Defendant’s current case flow, as well as the limited market for Generex shares as an over-the-counter stock.

Additionally, the Court finds that the public interest is not served by granting the requested temporary restraining order. With regard to the enforcement of contracts, specifically, the public has a strong interest in honoring and enforcing lawful contractual obligations. See ClearOne Commc’ns, Inc. v. Chiang, 608 F. Supp. 2d 1270, 1281 (D. Utah 2009), aff’d in part sub nom ClearOne Commc’ns, Inc. v. Bowers, 643 F.3d 735 (10th Cir. 2011) (“Although the court recognizes the public has a strong interest in a competitive marketplace, the public has an even greater interest in honoring contractual obligations and in fostering honest competition.”). Furthermore, Plaintiff and the proposed Intervenors have reached a stipulation that if injunctive relief is allowed by this Court then that injunctive relief would not apply to the Proposed Intervenors. However, Plaintiff’s agreements with Defendant do not authorize that stipulation, therefore, the Court cannot find that there is sufficient basis for granting a temporary restraining order based on the public interest concerns at issue.

As for irreparable harm, the Court notes there is potentially an argument that the Plaintiff could prevail with regard to irreparable harm, but the failure to meet the other elements of Rule 65A(e) prevents the Court from issuing a restraining order under these circumstances. The Court notes that this case presents serious issues on the merits which should be the subject of further litigation. However the Court does not weigh in, or make any determination with regard to which of the parties will prevail or not prevail, but simply notes that Plaintiff has made a prima facie July 14, 2020 10:35 AM 3 of 6 case of irreparable harm, but failed to prevail on the other issues that are before the Court relevant to Rule 65A(e) injunctive relief.

INTERVENTION AND OTHER FILINGS

As Intervenors have filed motions for intervention in this matter, the Court sets the following briefing Schedule:

To the extent there is any further opposition pleadings to the proposed interventions, writ of attachment or other moving documents, those filings must be filed by July 1, 2020. Any reply memoranda or responses to moving documents shall be filed by July 8, 2020.

[Court Seal/Signature Will Appear at the Top of the First Page]

Respectfully submitted by:

SHUMWAY VAN

/s/ Robert T. Spjute

ROBERT T. SPJUTE, ESQ.

JARED S. HYDE, ESQ.

Attorneys for Defendants Terraces at Holladay, LLC and Mason Dutton

Approved as to form:

BENNETT TUELLER JOHNSON & DEERE

/s/ Ryan M. Merriman

JEREMY C. REUTZEL, ESQ. (approved as to form via email)

RYAN M. MERRIMAN, ESQ.

Attorneys for Plaintiff Iliad Research and Trading, L.P.

Approved as to form:

PARSONS BEHLE & LATIMER

/s/ Brian M. Rothschild

BRIAN M. ROTHSCHILD, ESQ. (approved as to form via email)

Attorney for proposed IntervenorAuctus Fund, LLC

Approved as to form:

KUNZLER BEAN & ADAMSON, PC

/s/ Jeremy Adamson

R. JEREMY ADAMSON, ESQ. (approved as to form via email)

MEGAN J. NELSON, ESQ.

Attorneys for proposed Intervenor Discovery Growth Fund, LLC

CERTIFICATE OF SERVICE

I hereby certify that on this 2nd day of July, 2020, I served a copy of this proposed order on counsel listed below via email pursuant to Rule 7(j) for approval as to form:

Jeremy C. Reutzel (10692)

Ryan M. Merriman (14720)

BENNETT TUELLER JOHNSON &DEERE

3165 East Millrock Drive, Suite 500

Salt Lake City, Utah 84121-5027

Telephone: (801) 438-2000

Facsimile: (801) 438-2050

Email: jreutzel@btjd.com;

rmerriman@btjd.com

Attorneys for Plaintiff

BRIAN M. ROTHSCHILD, USB #15316

PARSONS BEHLE & LATIMER

201 South Main Street, Suite 1800

Salt Lake City, Utah 84111

Telephone: 801.532.1234

Facsimile: 801.536.6111

BRothschild@parsonsbehle.com

Attorney for Intervenor Auctus Fund, LLC

R. Jeremy Adamson (12818)

Megan J. Nelson (15691)

KUNZLER BEAN & ADAMSON, PC

50 West Broadway, 10thFloor

Salt Lake City, Utah 84101

Telephone: 801-994-4646

jadamson@kba.law

nelson@kba.law

Attorneys for Discover Growth Fund, LLC

Signature: /s/ Robert T. Spjute

An employee of Shumway Van